AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of August 7, 2008 (this “Amendment”) with respect to the Credit Agreement, dated as of September 30, 2007 (the “Credit Agreement”) by and between Lazare Kaplan International Inc. (“Borrower”) and Bank Leumi USA (the “Bank”).

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Bank has made Loans and other financial accommodations to the Borrower which remain outstanding; and

WHEREAS, the Borrower has requested that the Credit Agreement be modified on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
AMENDMENTS

Section 1.1 Amendments.

(a) Section 1 of the Credit Agreement is hereby amended by adding the following definitions:

“NamGem Belgium” means NamGem Trading BVBA, a company organized and existing under the laws of the Kingdom of Belgium and a Subsidiary of the Borrower.

“NamGem BVI” means NamGem Trading BVI Limited, a company limited by shares organized and existing under the laws of the British Virgin Islands and a Subsidiary of the Borrower.

“OPIC” means the Overseas Private Investment Corporation, an agency of the United States of America.

“OPIC Financing Agreement” means that certain First Amended and Restated Finance Agreement between OPIC and NamGem BVI dated as of June 10, 2008, as the same may be amended, modified or supplemented from time to time.”

(b) The definition of “Total Funded Debt” in Section 1 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

“Total Funded Debt: At any time the same is to be determined, the aggregate of all Indebtedness of the Borrower and its Subsidiaries at such time, including all Indebtedness of any other Person which is directly or indirectly guaranteed by the Borrower (other than amounts guaranteed by Borrower in respect of the Gulfdiam Obligation, the Nedbank Loan and up to $25,200,000 in Indebtedness of the Borrower and/or any Subsidiary thereof to OPIC and the obligations of Borrower and NamGem Belgium with respect to the transactions contemplated by the OPIC Financing Agreement evidencing such Indebtedness) or any of its Subsidiaries or which the Borrower or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Borrower or any of its Subsidiaries has otherwise assured a creditor against loss.”

(c) Section 8.2(a) of the Credit Agreement is hereby amended by deleting the term “and” appearing immediately prior to clause (x) and adding a new clause (xi) as follows:

“and (xi) up to $25,200,000 in Indebtedness of the Borrower and/or any Subsidiary thereof to OPIC and the obligations of Borrower and NamGem Belgium with respect to the transactions contemplated by the OPIC Financing Agreement evidencing such Indebtedness.”

(d) Section 8.2(b) of the Credit Agreement is hereby amended by deleting the term “and” appearing immediately prior to clause (vi) and adding a new clause (vii) as follows:

“and (vii) Liens granted by Subsidiaries of the Borrower on the property and capital stock of such Subsidiaries to secure Indebtedness permitted by Section 8.2(a)(xi) above.”

(e) Section 8.2(c) clause (vi) of the Credit Agreement is hereby amended by adding the following proviso at the end of such clause as follows:

“; provided further that such limitation shall not apply to investments by the Borrower and its Subsidiaries in an aggregate amount of up to $10,800,000 in NamGem BVI.”

(f) Section 8.3 of the Credit Agreement is hereby amended by adding the following proviso at the end of such Section as follows:

“; provided, that, for the purpose of calculating compliance with any subsection of this Section 8.3 for any period, Borrower’s investment in NamGem BVI and NamGem Belgium shall be accounted for using the equity method of accounting.”

ARTICLE II
EFFECTIVE DATE

Section 2.1 Effective Date. This Amendment shall become effective upon the satisfaction of the following conditions precedent:

(a) the Borrower and the Bank shall have executed and delivered this Amendment;

(b) Lazare Kaplan Europe Inc., Lazare Kaplan Japan Inc. and Lazare Kaplan Africa Inc. shall have executed and delivered to the Bank their consent to this Amendment in the form set forth below; and

(c) all of the representations and warranties set forth in Section 6 of the Credit Agreement shall be true and correct in all material respects with the same effect as if made on and as of the date hereof (or if any such representation or warranty is expressly stated to have been made as of a specific date, as of such date) and the Borrower shall be in compliance with the terms and conditions of the Credit Agreement and, after giving effect to this Amendment, no Default or Event of Default has occurred under the Credit Agreement.

ARTICLE III
INTERPRETATION

Section 3.1. Continuing Effect of the Credit Agreement. The Borrower and the Bank hereby acknowledge and agree that the Credit Agreement shall continue to be and shall remain unchanged and in full force and effect in accordance with its terms, except as expressly modified hereby.

Section 3.2. No Waiver. Nothing contained in this Amendment be construed or interpreted or is intended as a waiver of any future Default or Event of Default or of any rights, powers, privileges or remedies that the Bank have or may have under the Credit Agreement, any other related document or applicable law on account of such Default or Event of Default.

ARTICLE IV
MISCELLANEOUS

Section 4.1. Representations and Warranties. The Borrower hereby represents and warrants as of the date hereof that, after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing and (b) all representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects with the same effect as if made on and as of such date (or if any such representation or warranty is expressly stated to have been made as of a specific date, as of such date).

Section 4.2. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 4.3. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

Section 4.4. Reservation of Rights. Notwithstanding anything contained in this Amendment, the Borrower acknowledges that the Bank does not waive, and expressly reserves, the right to exercise, at any time, any and all of its rights and remedies under the Credit Agreement, any other related document and applicable law on account of any future Default or Event of Default.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

LAZARE KAPLAN INTERNATIONAL INC.

By:
Title:

BANK LEUMI USA

By:
Title:

By:
Title:

Guarantor’s Acknowledgement and Consent

Each of the undersigned heretofore executed and delivered to the Bank a Guaranty dated September 30, 2007. Each of the undersigned hereby consents to the Amendment to the Credit Agreement as set forth above and confirms that its Guaranty and all of the undersigned’s obligations thereunder remain in full force and effect. Each of the undersigned further agrees that the consent thereof to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty referred to above.

Lazare Kaplan Europe Inc.

By
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Lazare Kaplan Japan Inc.

By
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Lazare Kaplan Africa Inc.

By
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